                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:                                 Contact:
Hal Worsham                                      Gene Marbach or Jeremy Bridgman
Senior Vice President                            Investor Relations
EVERLAST WORLDWIDE INC.                          MAKOVSKY + COMPANY
212-239-0990                                     212-508-9600

           EVERLAST WORLDWIDE INC. ANNOUNCES THE STRATEGIC SIGNING OF
                        MEN'S APPAREL LICENSE IN THE U.S.

         COMPANY EXPANDS LICENSING RELATIONSHIP WITH JACQUES MORET, INC.

         NEW YORK,  New York,  December 14, 2005 -  Everlast(R)  Worldwide  Inc.
(Nasdaq:  EVST),  manufacturer,  marketer  and  licensor of  sporting  goods and apparel  under the Everlast  brand name,  today  announced  the signing of a new four-year  license  agreement with Jacques  Moret,  Inc. of New York City. As of
January 1, 2006,  this new agreement  grants Moret, a major supplier to the U.S.
apparel market, a license for Everlast men's activewear,  sportswear,  outerwear and swimwear in the United States.

         Moret  will  partner  with M.  Hidary  and  Company  Inc.  for  design, development  and sales of the activewear  portion of the license.  M. Hidary has achieved  great  success with its many years of  experience in the men's branded activewear business. They will purchase certain men's apparel inventory owned by
Everlast and assume other transitional costs associated with the men's business.
Additionally,  certain key sales,  merchandising and operational  personnel will join the new group.

         Seth Horowitz, Chairman, CEO and President of Everlast, said, "Everlast has achieved  tremendous  success from operating its own men's apparel business.
However,  we came to the  conclusion  that the Company  and brand would  greatly benefit from licensing the men's apparel category to Jacques Moret, Inc., one of the industry's leading suppliers. As a result of this agreement,  the men's line will benefit from Moret's market  relationships  and abilities for sourcing.  We are quite  familiar  with the  management  of Moret and their  strengths,  as we granted  our U.S.  women's  apparel  license to them late last  year.  The early success of that  license  helped to make the  decision to grant this license for
U.S. men's apparel a logical one.  Further,  we foresee many synergies for Moret in leading both our men's and women's apparel in the U.S. market place."

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EVERLAST LICENSES MEN'S APPAREL

         Horowitz continued, "Distribution levels of Everlast men's apparel will remain  unchanged and will  continue to be focused on  department  and specialty stores,  mid-tier department stores as well as sporting goods retailers.  Orders already  placed with  Everlast for spring and summer men's apparel will be fully shipped in joint efforts  between  Everlast and Jacques Moret,  Inc.  during the transition period.  Customer satisfaction and avoidance of disruptions will be a top priority for both companies."

         Joey  Harary,  President  of  Jacques  Moret,  Inc.,  stated,"  We  are extremely excited with our relationship with Everlast. We have every belief that we will be able to put the  resources  behind  Everlast  men's apparel that will result in a significant  expansion of shelf-space  and an increase in Everlast's brand equity; we believe this will help our women's business  significantly,  as well.  We will be  working  with M.  Hidary  and  Company  Inc.  of New  York to guarantee that our Everlast  men's active apparel  business will be handled with the strong emphasis and ultimate expertise it deserves."

         He  continued,  "Over the past five years,  the  management of Everlast
Worldwide  has taken the brand to new  heights  of  consumer  awareness  through innovative  marketing and merchandising  programs.  Their ability to execute one major brand exposure campaign after the other,  through product placement in the critically-acclaimed  movies  MILLION  DOLLAR  BABY and  CINDERELLA  MAN, to the unscripted  drama,  THE  CONTENDER,  produced by Mark  Burnett  Productions  and
DreamWorks, has quite frankly amazed us."

         Seth Horowitz concluded by stating, "Licensing men's apparel to Jacques
Moret will allow  Everlast  management  to focus its  talents and efforts on our professional  and retail boxing  equipment and worldwide  licensing  businesses, which have achieved new heights  during 2005. In addition,  by  eliminating  our apparel businesses, we believe we will be able to identify and execute even more cost  containment  initiatives  that will further enhance  Everlast's  operating results."

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EVERLAST LICENSES MEN'S APPAREL

ABOUT EVERLAST WORLDWIDE INC.

         Everlast  Worldwide  Inc.  manufactures  markets and licenses  sporting goods and apparel products under the Everlast brand name.  Since 1910,  Everlast has been the  preeminent  brand in the  world of  boxing  and is among  the most dominant brands in the overall sporting goods and apparel  industries.  Over the past 95 years,  Everlast  products  have become the  "Choice of  Champions(TM)", having been used for  training  and  professional  fights by many of the biggest names in the sport.  Everlast is the market  leader in nearly all of its product categories,  responsible  for  leading  eight  of the top ten  boxing  equipment products in sales. In addition to producing and marketing  boxing  equipment and accessories,  Everlast  Worldwide Inc.  licenses its brand to providers of men's and women's  sportswear and active wear,  children's  wear,  footwear,  watches, cardiovascular  exercise  equipment  and  gym/duffel  bags. At the retail level,
Everlast's  licensed  products  generate  over $700  million  in  revenues.  The company's Web site can be found at HTTP://WWW.EVERLAST.COM.

ABOUT JACQUES MORET, INC.

         Jacques Moret,  Inc.  manufactures  activewear,  bodywear and intimates under its brand names: Jacques Moret; Everlast;  Norma  Kamali-Everlast;  Jockey
Activewear;  Etonic;  Freestyle,  a Danskin Company;  Scanty;  and 2(X)ist men's
underwear.  In addition Jacques Moret, Inc. is an activewear licensee and is the leading  replenishment  supplier of both branded and private label activewear in department stores, mass merchandisers and sporting goods chains nationwide.  The
company's   Web  sites  can  be  found  at   www.moret.com   or   WWW.2XIST.COM.

         STATEMENTS  MADE IN THIS PRESS  RELEASE  THAT ARE  ESTIMATES OF PAST OR
         FUTURE PERFORMANCE ARE BASED ON A NUMBER OF FACTORS,  SOME OF WHICH ARE
         OUTSIDE OF THE COMPANY'S CONTROL. STATEMENTS MADE IN THIS PRESS RELEASE
         THAT STATE THE  INTENTIONS,  BELIEFS,  EXPECTATIONS  OR  PREDICTIONS OF
         EVERLAST  WORLDWIDE,  INC.  AND  ITS  MANAGEMENT  FOR  THE  FUTURE  ARE
         FORWARD-LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT ACTUAL RESULTS
         COULD DIFFER  MATERIALLY FROM THOSE  PROJECTED IN SUCH  FORWARD-LOOKING
         STATEMENTS.  INFORMATION  CONCERNING  FACTORS  THAT COULD CAUSE  ACTUAL
         RESULTS TO DIFFER MATERIALLY FROM THOSE IN  FORWARD-LOOKING  STATEMENTS
         IS CONTAINED  FROM TIME TO TIME IN FILINGS OF EVERLAST  WORLDWIDE  WITH
         THE U.S.  SECURITIES AND EXCHANGE  COMMISSION.  COPIES OF THESE FILINGS
         MAY BE OBTAINED BY CONTACTING EVERLAST WORLDWIDE OR THE SEC.

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